                                                                     EXHIBIT 5.1

                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                            New York, New York 10036

                                                 January 12, 2005

Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011

               Re:  Rite Aid Corporation
                    Registration Statement on Form S-3 (File No. 333-121636-01)

Ladies and Gentlemen:

     We have acted as special counsel to Rite Aid Corporation, a Delaware corporation (the "Company"), and each of the Company's subsidiaries listed on
Schedule I hereto (the "Additional Registrants") in connection with the
Registration Statement on Form S-3 (File No. 333-121636-01) (the "Registration
Statement"), filed by the Company with the Securities and Exchange Commission
(the "Commission") under the Securities Act of 1933, as amended (the "Act"). The
Registration Statement relates to the issuance and sale from time to time by the
Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company with an aggregate public offering price of up to $1,000,000,000 or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the
Company: (i) senior debt securities (which may be secured or unsecured) or subordinated debt securities, which may be in one or more series (the "Debt
Securities"), and which may be guaranteed by one or more of the Additional
Registrants, which may be issued under one or more indentures relating to either senior debt securities or subordinated debt securities, as applicable (the
"Indenture" or "Indentures"), proposed to be entered into between the Company and BNY Midwest Trust Company (the "Trustee"); (ii) guarantees of Debt
Securities (the "Guarantees") that may be issued from time to time by one or more of the Additional Registrants (including such Additional Registrants listed on Schedule II hereto, the "Delaware and New York Registrants"); (iii) shares of preferred stock, $1.00 par value per share, of the Company (the "Preferred
Stock"), in one or more series; (iv) shares of common stock, $1.00 par value per share, of the Company ("Common Stock"); (v) warrants ("Warrants") to purchase
Debt Securities, Preferred Stock, Common

Stock or other securities of the Company as shall be designated by the Company at the time of the offering issued pursuant to one or more warrant agreements
(each a "Warrant Agreement") proposed to be entered into between the Company and warrant agents to be named (the "Warrant Agent" or "Warrant Agents"); and (vi)
such indeterminate amount of Debt Securities and number of shares of Preferred
Stock or Common Stock as may be issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants, including such shares of
Preferred Stock or Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the "Indeterminate Stock"). The Debt Securities, the Guarantees, the
Preferred Stock, the Common Stock, the Warrants and the Indeterminate Stock are
collectively referred to herein as the "Offered Securities."

     This opinion is being delivered in accordance with the requirements of Item
601(b)(5) of Regulation S-K under the Act.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

     (i)    the Registration Statement relating to the Offered Securities;

     (ii)   the Restated Certificate of Incorporation of the Company, as amended to the date hereof (the "Certificate of Incorporation");

     (iii)  the By-laws of the Company, as currently in effect (the "By-laws");

     (iv)   form of Senior Indenture between the Company and BNY Midwest Trust
            Company, and the form of senior note included therein;

     (v)    form of Subordinated Indenture between the Company and BNY Midwest
            Trust Company, and the form of subordinated note included therein;

     (vi)   certain resolutions adopted on December 16, 2004 by the Board of
            Directors of the Company (the "Board of Directors") relating to the registration of the Offered Securities;

     (vii)  the charters and by-laws (or other applicable constitutive documents) of each of the Delaware and New York Registrants; and

     (viii) certain resolutions adopted by the Board of Directors or the Board of Managers, as applicable, of the Delaware and New York Registrants relating to the Guarantees.

     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the
Additional Registrants, and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Additional
Registrants and others, and such

other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such latter documents.
As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the
Company, the Additional Registrants and others. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the Delaware and New York Registrants, had
or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties other than the Company and the
Delaware and New York Registrants, the validity and binding effect on such parties. We have assumed that the Indentures and the Warrant Agreements will be duly authorized, executed and delivered by the Trustee and Warrant Agents, respectively, and that any Debt Securities, Guarantees or Warrants that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee or the Warrant Agents, respectively. In addition, we have also assumed that the terms of the Offered Debt Securities (as defined below) and Offered Warrants (as defined below) will have been established so as not to violate, conflict with or constitute a default under
(i) any agreement or instrument to which the Company or any Additional
Registrant or their respective properties are subject, (ii) any law, rule or regulation to which the Company or any Additional Registrant is subject, (iii)
any judicial or regulatory order or decree of any governmental authority or (iv)
any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

     Our opinions set forth below are limited to the General Corporation Law of the State of Delaware (the "DGCL") and those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

     Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1.   With respect to any series of Debt Securities (the "Offered Debt
     Securities"), when (i) the Registration Statement, as finally amended
     (including all necessary post-effective amendments), has become effective under the Act and the applicable Indenture has been qualified under the
     Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt
     Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt
     Securities has been duly authorized, executed and delivered by the Company, the Additional Registrants, if any, and the other parties thereto; (iv) the
     Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) where applicable, the boards of directors, general partners, members or managers of the Additional Registrants, including any appropriate committees appointed thereby, and appropriate officers of the
     Additional Registrants have taken all necessary corporate action to approve the Guarantees of the Offered Debt Securities and related matters; (vi) the terms of the Offered Debt Securities, including the Guarantees, if any, and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the
     Certificate of Incorporation or By-laws, the charter or by-laws (or other applicable constituent documents) of any Additional Registrant, or result in a default under or breach of any agreement or instrument binding upon the Company or any Additional Registrant, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any Additional Registrant; and (vii) the
     Offered Debt Securities, including the Guarantees, if any, have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt
     Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants),
     when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, and the Guarantees thereon, if any, when granted in accordance with the
     Applicable Indenture, will be valid and binding obligations of the Company and the Additional Registrants, enforceable against the Company and the
     Additional Registrants, respectively, in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a)
     bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors'
     rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a

     proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indentures which may be unenforceable, (e)
     requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than
     United States dollars (or a judgment denominated other than in United
     States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

2.   With respect to any series of Warrants (the "Offered Warrants"), when (i)
     the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered
     Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered
     Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the
     Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters; (v) the terms of the
     Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; and (vi) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration
     Statement or any prospectus supplement or term sheet relating thereto, the
     Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity

     (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c) public policy considerations which may limit the rights of parties to obtain remedies.

3.   With respect to the shares of any series of Preferred Stock, including any
     Indeterminate Stock (the "Offered Preferred Stock"), when (i) the
     Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in
     accordance with the applicable provisions of the corporate laws of the
     State of Delaware (the "Certificate of Designation"); (v) the filing of the
     Certificate of Designation with the Secretary of State of the State of
     Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of
     Designation relating to the Offered Preferred Stock, and the By-laws of the
     Company so as not to violate any applicable law, the Certificate of
     Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates in the form required under Delaware corporate law representing the shares of the
     Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities,
     Preferred Stock or Warrants), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $1.00 per share of Preferred Stock.

4.   With respect to any offering of Common Stock by the Company, including any
     Indeterminate Stock (the "Offered Common Stock"), when (i) the Registration
     Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an

     appropriate prospectus supplement or term sheet with respect to the Offered
     Common Stock has been prepared, delivered and filed in compliance with the
     Act and the applicable rules and regulations thereunder; (iii) if the
     Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the
     Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v)
     the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Certificate of Incorporation and
     By-laws so as not to violate any applicable law, the Certificate of
     Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates in the form required under Delaware corporate law representing the shares of Offered
     Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of
     Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or
     Warrants), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than
     $1.00 per share of Common Stock.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

                                   Very truly yours,
                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP

                                                                      SCHEDULE I

                             ADDITIONAL REGISTRANTS

Ann & Government Streets-Mobile, Alabama, LLC
Apex Drug Stores, Inc.
Broadview and Wallings-Broadview Heights Ohio, Inc.
Central Avenue & Main Street Petal-MS, LLC
Dominion Drug Stores Corp.
Eagle Managed Care Corp.
Eighth and Water Streets-Urichsville, Ohio, LLC
England Street-Asheland Corporation
Fairground, L.L.C.
GDF, Inc.
Gettysburg and Hoover-Dayton, Ohio, LLC
Harco, Inc.
K&B, Incorporated
K&B Alabama Corporation
K&B Louisiana Corporation
K&B Mississippi Corporation
K&B Services, Incorporated
K&B Tennessee Corporation
K&B Texas Corporation
Keystone Centers, Inc.
Lakehurst and Broadway Corporation
Mayfield & Chillicothe Roads-Chesterland, LLC
Munson & Andrews, LLC
Name Rite, L.L.C.
Northline & Dix-Toledo-Southgate, LLC
PDS-1 Michigan, Inc.
P.L.D. Enterprises, Inc.
PL Xpress, Inc.
Patton Drive and NavyBoulevard Property Corporation
Paw Paw Lake Road & Paw Paw Avenue-Coloma, Michigan, LLC
Perry Distributors, Inc.
Perry Drug Stores, Inc.
RDS Detroit, Inc.
Ram-Utica, Inc.
READ's Inc.
Rite Aid Drug Palace, Inc.
Rite Aid Hdqtrs. Corp.
Rite Aid Hdqtrs. Funding., Inc.
Rite Aid of Alabama, Inc.
Rite Aid of Connecticut, Inc.
Rite Aid of Delaware, Inc.
Rite Aid of Florida, Inc.
Rite Aid of Georgia, Inc.

Rite Aid of Illinois, Inc.
Rite Aid of Indiana, Inc.
Rite Aid of Kentucky, Inc.
Rite Aid of Maine, Inc.
Rite Aid of Maryland, Inc.
Rite Aid of Massachusetts, Inc.
Rite Aid of Michigan, Inc.
Rite Aid of New Hampshire, Inc.
Rite Aid of New Jersey, Inc.
Rite Aid of New York, Inc.
Rite Aid of North Carolina, Inc.
Rite Aid of Ohio, Inc.
Rite Aid of Pennsylvania, Inc.
Rite Aid of South Carolina, Inc.
Rite Aid of Tennessee, Inc.
Rite Aid of Vermont, Inc.
Rite Aid of Virginia, Inc.
Rite Aid of Washington, D.C., Inc.
Rite Aid of West Virginia, Inc.
Rite Aid Realty Corp.
Rite Aid Rome Distribution Center, Inc.
Rite Aid Services, L.L.C.
Rite Aid Transport, Inc.
Rite Fund, Inc.
Rite Investments Corp.
Rx Choice, Inc.
Seven Mile and Evergreen-Detroit, LLC
Silver Springs Road-Baltimore, Maryland/One, LLC
Silver Springs Road-Baltimore, Maryland/Two, LLC
State & Fortification Streets-Jackson, Mississippi, LLC
State Street and Hill Road-Gerard, Ohio, LLC
The Lane Drug Company
The Muir Company
Thrifty Corporation
Thrifty PayLess, Inc.
Tyler and Sanders Roads, Birmingham-Alabama, LLC
Virginia Corporation
112 Burleigh Avenue Norfolk, LLC
537 Elm Street Corp.
657-659 Broad St. Corp.
764 South Broadway-Geneva, Ohio, LLC
1515 West State Street Boise, Idaho, LLC
1740 Associates, L.L.C.
3581 Carter Hill Road-Montgomery Corp.
4042 Warrensville Center Road-Warrensville Ohio, Inc.
5277 Associates, Inc.
5600 Superior Properties, Inc.

                                                                     SCHEDULE II

                        DELAWARE AND NEW YORK REGISTRANTS

Ann & Government Streets - Mobile, Alabama, LLC
Central Avenue and Main Street - Petal, MS, LLC
Eagle Managed Care Corp.
Eighth and Water Streets - Urichsville, Ohio, LLC
K & B, Incorporated
Munson & Andrews, LLC
Name Rite, L.L.C.
Paw Paw Lake Road & Paw Paw Avenue - Coloma, Michigan, LLC
Rite Aid Drug Palace, Inc.
Rite Aid Hdqtrs. Corp.
Rite Aid Hdqtrs. Funding., Inc.
Rite Aid of Delaware, Inc.
Rite Aid of New York, Inc.
Rite Aid Realty Corp.
Rite Aid Rome Distribution Center, Inc.
Rite Aid Services, L.L.C.
Rite Aid Transport, Inc.
Rite Fund, Inc.
Rite Investments Corp.
Rx Choice, Inc.
Silver Springs Road - Baltimore, Maryland/One, LLC
Silver Springs Road - Baltimore, Maryland/Two, LLC
State & Fortification Streets - Jackson, Mississippi, LLC
State Street and Hill Road - Gerard, Ohio, LLC
Tyler and Sanders Roads, Birmingham - Alabama, LLC
Virginia Corporation
1515 West State Street Boise, Idaho, LLC